Exhibit 99.1

[LOGO] Endurance

                                        Contacts
                                        Massa B. Cressall, Investor Relations
                                        Phone: (441) 278-0988
                                        Email: mcressall@endurance.bm

                                        Marianne Walsh, Corporate Communications
                                        Phone: (441) 278-0420
                                        Email: mwalsh@endurance.bm

ENDURANCE SPECIALTY REPORTS HURRICANE LOSSES FOR 3RD QUARTER OF 2004

PEMBROKE, Bermuda--(BUSINESS WIRE)--Oct. 4, 2004--Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported that estimated aggregate potential claims from hurricanes Charley, Frances, Ivan, and Jeanne, net of reinsurance recoverables, reinstatement premiums, and taxes, is expected to be approximately $115 million. The $115 million reported loss amount includes Endurance's previously reported loss estimates for hurricanes Charley and Frances and encompasses loss estimates for Endurance's U.S. and Caribbean exposures. Endurance's loss estimates for hurricanes Charley and Frances remain consistent with the company's previous public announcements. The company's property catastrophe, property treaty, direct property, and other specialty lines segments were impacted by the hurricane losses.

Endurance's loss estimate is based on currently available information derived from our proprietary catastrophe modeling, standard industry models and assessments of exposure and claims information obtained from our clients. Due to the unusually high frequency of hurricanes, estimation of losses remains especially uncertain. Endurance made significant adjustments to model outputs to factor the potential for additional material demand surge in claims; however such adjustments may prove to be inaccurate. Accordingly, actual losses from these events may vary materially from estimated losses.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance currently writes property per risk treaty reinsurance, property catastrophe reinsurance, casualty treaty reinsurance, property individual risks, casualty individual risks, and other specialty lines. Endurance's operating subsidiaries have been assigned a group rating of A (Excellent) from A.M. Best, A2 by Moody's and A- from Standard & Poor's. Endurance's headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words "expect," "intend," "plan," "believe," "project," "anticipate," "seek," "will," and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2003.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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